EX. 99.2 - NOTICE OF GUARANTEED DELIVERY SUB. RIGHTS

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
RIGHTS CERTIFICATES ISSUED BY
ADVANCED BIOTHERAPY, INC.

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights offering described in the prospectus dated ______, 2007 (the "Prospectus") of Advanced Biotherapy, Inc., a Delaware corporation ("ABI"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Daylight Time, on ________, 2007, unless such time is extended by ABI as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering Method of Subscription" in the Prospectus.

Payment of the Subscription Price of $0.015 per share for each share of ABI common stock subscribed for upon exercise of such Rights and exercise of the Oversubscription Privilege, if applicable, must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering-Method of Subscription" in the Prospectus.

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Ann: Reorganization Department 59 Maiden Lane, Plaza Level New York, NY

By Facsimile: (718) 234-5001 Telephone Number for Confirmation: (877) 248-6417 Telephone Number for Information: Georgeson Inc., Information Agent, (866) 785-7394

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery

EX. 99.2 - NOTICE OF GUARANTEED DELIVERY SUB. RIGHTS

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for [  ] share(s) of Common Stock with respect to each of the Rights represented by such Rights Certificate(s).

❑ (check if appropriate) The undersigned represents that it/he/she elects to exercise the Subscription Privilege in full to subscribe for all the shares of Common Stock with respect to all of the Rights represented by the Rights Certificates issued to the undersigned. The undersigned hereby elects to exercise the Oversubscription Privilege to subscribe for an additional [__________] shares of Common Stock.

The undersigned understands that payment of the Subscription Price of $0.015 per share for each share of Common Stock subscribed for pursuant to the Subscription Privilege and the Oversubscription Privilege, if applicable, must be received by the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date and represents that such payment, in the aggregate amount of [$ ] either (check appropriate box):

❑ is being delivered to the Subscription Agent herewith

or

❑ has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

❑ Wire transfer of funds

Name of transferor institution:__________________________________________________________________

Date of transfer:_____________________________________________________________________________

Confirmation number (if available):_______________________________________________________________

❑ Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

❑ Certified check

❑ Bank draft (cashier's check)

Money order
Name of maker_____________________________________________________________________________

Date of check, draft or money order:_________________________________________________________________

Check, draft or money order number:_________________________________________________________________

Bank on which check is drawn or issuer or money order:___________________________________________________

Signature(s) _________________________________________  Address____________________________________

EX. 99.2 - NOTICE OF GUARANTEED DELIVERY SUB. RIGHTS

Names___________________________________________________________           ___________________________________________________________

                                                              (Please type or print)                                                                         Area Code and Tel. No.(s)

Rights Certificate No(s).
(if available)_______________________________________________________________________________________________________________________

EX. 99.2 - NOTICE OF GUARANTEED DELIVERY SUB. RIGHTS

GUARANTEE OF DELIVERY
(Not To Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Form of Nominee Holder Certification regarding the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:___________________________________________________________________________________________
Authorized Signature:________________________________________________________________________________
Name of Firm:______________________________________________________________________________________
Address:__________________________________________________________________________________________
_________________________________________________________________________________________________
Area Code and Telephone Number:______________________________________________________________________

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Form of Nominee Holder Certification to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.